SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Spetember 9, 2016

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

On September 9, 2016, a Letter of Intent (LOI) was executed between Rocky Mountain High Brands, Inc.(RMHB or the Company), Jerry Grisaffi, Founder, Chairman of the Board, and RHMB Control Person through his ownership of 1,000,000 Shares of RMHB’s Series A Preferred Stock, and Lily Li or assigns (collectively “Li”).

The Letter of Intent grants Li a binding option to purchase 100% of the Series A Preferred Stock from Grisaffi. Further, the LOI specifies that Li understands that when exercising this option, Li will have to contribute a sufficient amount of capital to RMHB to fund the Company to move forward in the implementation of its expansion plans.

Li, RMHB and Grisaffi agreed upon a 30 day due diligence period for the potential acquisition.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter of Intent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: September 9, 2016

By: /s/ Michael R. Welch

Michael R. Welch

President & Chief Executive Officer

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